Exhibit 99.1

Uppercut Brands, Inc. Changes Name to Silo Pharma, Inc.; reflecting Company’s Emerging Focusing on the Development and Commercialization of Psychedelic/Psilocybin-based Drug Therapies

Early Entrant, Addressing Massive Market Opportunity for Psychedelic Drug Therapies
for a Wide-Range of Conditions, Including PTSD and Parkinson’s Disease;

Company to Trade Under New Symbol SILO

NEW YORK , Sept. 28, 2020 (GLOBE NEWSWIRE) -- Uppercuts Brands, Inc. (OTC Pink: UCUT) today announced that it has completed its name change to Silo Pharma, Inc. (“Silo” or “the Company”) and will trade under the stock ticker symbol SILO effective today.

“This name change is a significant step in our transformation to a biopharmaceutical company focused on the development and commercialization of disruptive psychedelic drug therapies,” commented Eric Weisblum, Silo Pharma’s Chief Executive Officer. “As one of the first US publicly-traded entrants into the emerging psilocybin-based drug market, we are pursuing opportunities to sponsor clinical research and subsequently license drug therapies for the treatment of major emotional disturbances such as PTSD, depression, anxiety and addiction as well as other neurological disorders such as Alzheimer’s and Parkinson’s.”

Weisblum continued, “Now more than ever, creative new therapies are needed to address the growing mental health challenges that are being further exacerbated by turbulent economic conditions and the recent global health crisis.  Early lab studies with psychedelic drugs, like psilocybin, have shown promising indications producing neurological responses that could potentially treat a wide variety of emotional and neurological disorders. We are pursuing multiple opportunities to partner with leading medical universities to license and/or develop assets based upon psychedelic drug therapies that could be transformative to the health and well-being of patients. Our business is well-capitalized, and we believe that combining our resources with leading medical researchers will lead to significant advances in the psychedelic category.”

“The FDA has recently granted ‘Breakthrough Therapy Designations’ for a number of psychedelic based therapies, accelerating the clinical process, and with decriminalization just beginning, we believe that we are well-positioned at the forefront of an enormous and emerging opportunity,” added Weisblum. “In the coming weeks and months, we will be updating investors with additions to our scientific advisory board, sponsored research/licensing deals with universities and an uplisting to the OTCQB Market.”

About Silo Pharma

Silo Pharma is an early stage biopharmaceutical company focused on the use of psychedelic proprietary therapeutics for patients suffering from indications such as depression, PTSD, Alzheimer’s and other rare neurological disorders.  For more information, visit www.silopharma.com

Safe Harbor and Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of words “could”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “may”, “continue”, “predict”, “potential” and similar expressions that are intended to identify forward-looking statements. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of Silo Pharma, Inc. (“Silo” or “the Company”) to differ materially from the results expressed or implied by such statements, including changes to anticipated sources of revenues, future economic and competitive conditions, difficulties in developing the Company’s technology platforms, retaining and expanding the Company’s customer base, fluctuations in consumer spending on the Company’s products and other factors. Accordingly, although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company disclaims any obligations to publicly update or release any revisions to the forward-looking information contained in this presentation, whether as a result of new information, future events or otherwise, after the date of this presentation or to reflect the occurrence of unanticipated events except as required by law.

Company Contact:	Investor Relations Contact:
SiloPharma, Inc.	Hayden IR
Eric Weisblum, CEO	Brett Maas
718-498-9890	646-536-7331
Email: eric@silopharma.com	Email: brett@haydenir.com